SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 19, 2004 (September 30, 2004)
____________________________________
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware
______________________________
(State or other jurisdiction of incorporation)
333-107042 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
_____________________________________
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1--Business and Operations

Item 1.01: Extension of Work Program Schedule and Conditional Extension of License.

By letters of October 17 and November 15, 2004, the Israeli Petroleum Commissioner extended the date by which Zion Oil & Gas, Inc. ("Zion", "we", "us" or "the company") has to sign a drilling contract through the beginning of December, 2004 and the date by which drilling of the first well has to commence to the later of (a) March 1, 2005 or (b) forty-five (45) days following the receipt of notice of rig availability from the drilling contractor. The Commissioner also agreed to extend the company's Ma'anit-Joseph License through April 30, 2006, if the drilling rig is not available prior to the termination of the License's current term of April 30, 2005, provided that the company proves to the Commissioner's satisfaction no later than March 1, 2005, that the company has available to it sufficient funds, including prepaid costs, to drill and test the first well to at least 4,000 meters. If the well is commenced prior to April 30, 2005, the company is entitled to an extension of the License through April 30, 2007, subject to an agreed upon work program.

Section 3--Securities and Trading Markets

Item 3.02: Unregistered Sales of Equity Securities

1. Issuance of Warrants in connection with Loans. Between August 25 and August 31, 2004, the company issued to the Robert E. Render Trust (the "Render Trust") warrants to purchase 20,000 shares of the Company's common stock at $3.00 per share, exercisable at any time between January 1, 2006 and December 31, 2006. The warrants were issued in connection with the extension of $100,000 of loans by the Render Trust to the company. The promissory notes bore interest at 10% and were due on March 2, 2005, subject to a right of conversion by the holder into five-year amortized term loans. The trustee of the Render Trust, Mr. Robert Render, was appointed a director of Zion on September 28, 2004. On September 30, 2004, the notes were forgiven in consideration of the issuance of common stock and warrants as described in paragraph 4 of this Item 3.02 below.

The issuance of the warrants in connection with the loans described above was made in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

2. Issuance of Director Warrants. In connection with their election as directors of Zion on September 28 and November 4, 2004 respectively, Mr. Robert Render and Mr. Richard Rinberg were each awarded warrants to purchase 25,000 shares of common stock at $4.00 per share, exercisable at any time between award and December 31, 2006. The issuance of these securities was made in reliance upon Section 4(2) of the Securities Act, which provides for exemptions for transactions not involving a public offering

3. Exercise of Outstanding Warrants. Effective September 30, 2004, two of our executive officers exercised their rights under currently outstanding warrants to purchase 45,853 shares of common stock in exchange for reduction of debt owed by the company directly or indirectly to them in the amount of $68,363. The sales of these securities were made in reliance upon Section 4(2) of the Securities Act, which provides exemptions for transactions not involving a public offering. The purchasers were existing stockholders of Zion and the shares purchased were purchased by the exercise of warrants acquired by them in the connection with their prior purchase or purchases of common or preferred stock. The certificates evidencing the securities purchased bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

4.  Issuance of Common Stock and Warrants.  Effective September 30, 2004, we sold 96,250 shares of our common stock and warrants (the "E Warrants") to purchase 38,500 shares of common stock to seven investors for a total consideration of $385,000.  Of the total consideration, $27,501 was paid in cash by four investors and $357,499 was paid by cancellation of outstanding indebtedness owed by us to six of the investors, three of whom were also cash purchasers.  The E Warrants are exercisable at $5.00 per share through December 31, 2006.  None of the E Warrants has been exercised.  No underwriting discounts or commissions were paid by the company in connection with the sales of these securities.  The sales of these securities were made in reliance upon Regulation S promulgated pursuant to the Securities Act, which provides an exemption for offers deemed to occur outside of the United States.  All of the investors are non-U.S. residents. Six of the purchasers above were existing holders of Zion's equity securities, and three of those six were directors. The certificates evidencing all the securities above bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

5.  Issuance of Common Stock and Warrants.  On September 30, 2004, we sold 228,750 shares of our common stock and E Warrants to purchase 91,500 shares of common stock to nineteen investors for a total consideration of $915,000.  Of the total consideration, $525,000 was paid in cash by fourteen investors, and $390,000 was paid by a cancellation or reduction of outstanding indebtedness owed by us to five of the investors. The E Warrants are exercisable at $5.00 per share through December 31, 2006.  None of the E Warrants has been exercised.  A total of $2,000 of commissions were paid by the company in connection with the sales of the securities above that were sold for cash.  The sales of these securities were made in reliance upon Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto, which provide exemptions for transactions not involving a public offering.  Four of the investors exchanging for debt were directors of Zion and the fifth a trust controlled by a director of Zion.  One of the cash purchasers was an existing holder of Zion's equity securities.  Eleven of these investors are not "accredited"

investors.  We determined that all these purchasers of securities described were sophisticated investors who had the financial ability to assume the risk of their total investment, acquired them for their own account and not with a view to any distribution thereof to the public.  The certificates evidencing all the securities above bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

6.  Issuance of Common Stock and Warrants.  On November 1, 2004, we sold 62,500 shares of our common stock and E Warrants to purchase 25,000 shares of common stock to eight investors for a total consideration of $250,000.  Of the total consideration, $200,000 was paid in cash by seven investors and $50,000 was a cancellation of outstanding indebtedness owed by us to one investor. The E Warrants are exercisable at $5.00 per share through December 31, 2006. None of the E Warrants has been exercised.  A total of $2,000 of commissions was paid by the company in connection with the sales of these securities.  The sales of these securities were made in reliance upon Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto, which provide exemptions for transactions not involving a public offering.  One of the cash purchasers was an existing holder of Zion's equity securities.  Six of the investors above are not "accredited" investors.  Together with sales of securities on September 30, 2004, we have sold securities to a total of sixteen "non-accredited" investors, as one of the non-accredited investors purchased securities in both sales.  We determined that all these purchasers of securities were sophisticated investors who had the financial ability to assume the risk of their total investment, acquired them for their own account and not with a view to any distribution thereof to the public.  The certificates evidencing all the securities above bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

Section 5--Corporate Governance and Management

Item 5.02:  Departure of Principal Officer; Election of Directors; Appointment of Principal Officer

1.  Retirement of John M. Brown as Chief Executive Officer. At the annual meeting of the shareholders of the company on Sept. 28, 2004, Mr. John M. Brown, the company's founder and chairman, announced that he would not stand for reelection as chief executive officer and, at the annual meeting of the board to convene following the annual meeting of the shareholders, would recommend that the board appoint Mr. Eugene A. Soltero, the company's president and chief operating officer, as chief executive officer. Mr. Brown remains as chairman of the board.

2.  Appointment of Eugene A. Soltero as Chief Executive Officer.  At the annual meeting of the board which convened on Sept. 28, 2004, following the annual shareholders meeting, Mr. Eugene A. Soltero was elected as chief executive officer of the company. He was also elected to continue to serve as the company's president.

Eugene A. Soltero has been a director of Zion since June 2001, and was elected president and chief operating officer in October 2001. Previously, he was a financial consultant to Zion since June 2000 and served as treasurer from February 2002 to January 2003. Mr. Soltero is also president and chief executive officer of Cimarron Resources, Inc., an independent private energy production and consulting company he formed in 1985. He served, during the period 1995-1999, as a director, chairman and chief executive officer of Cotton Valley Resources Corporation [ASE:KTN], an independent oil and gas producer with principal properties in Oklahoma and Texas, which is now Aspen Group Resources Corporation [OTCBB:ASPGF and TSE:ASR]. During 1991-1994, he was chairman of the board, president and chief executive officer of Aztec Energy Corporation [NASDAQ:AZCE], an independent oil and gas exploration company with principal properties in Oklahoma.  During 1989-1991 he was president and chief operating officer of American International Petroleum Corporation [NASDAQ:AIPN], a small integrated petroleum company with oil and gas production and gas gathering systems in Louisiana, a 30,000 barrels per day refinery in Louisiana and oil production and exploration on 500,000 acres of concessions in the country of Colombia. Mr. Soltero has served as chief operating officer and/or chief executive officer for private and public oil and gas exploration and production companies for the past 20 years, including directing the formation and growth of a number of start-up companies. Early in his career, he was trained at Sinclair Oil Corporation (a large independent international integrated petroleum company) in exploration and production management (1965-69), served as manager of planning (1969-70) for Texas International Petroleum Corporation (an independent oil and gas production company with principal interests in Louisiana and Argentina) and petroleum economist (1970-72) for DeGolyer and MacNaughton, petroleum consultants. For nine years (1972-81) he managed all the oil and gas subsidiaries of Moore McCormack Resources, an independent oil and gas exploration company in the United States with significant interests in gas gathering, transportation and trading as well as crude oil and refined products trading. Mr. Soltero is a member of the Society of Petroleum Engineers, and a former director of the Independent Petroleum Association of America and the Texas Independent Producers and Royalty Owners. He has also served as a director of the Independent Petroleum Refiners Association of America. He is a master's graduate of the Massachusetts Institute of Technology in business (where he was awarded the Sinclair Research Fellowship in Petroleum Economics) with an undergraduate bachelor of engineering degree from The Cooper Union. Mr. Soltero is a registered professional engineer in the State of Texas.  He currently serves as chairman of the board of trustees of the WendyArts Foundation, a charity dedicated to making arts activities available to children and young adults.

There have been no material transactions between the company and Mr. Soltero or members of his family except as described in the paragraphs below.

In early 2002, Zion borrowed $50,590 under a loan facility with Cimarron Resources, Inc, which is wholly owned by Eugene Soltero.  Cimarron obtained the funds to make the loan to Zion through a loan facility with Bank One.  The interest charged to us is Cimarron's interest cost which accrues at Bank One's prime rate (4.75% at October 1, 2004) plus 2.5%.   The note was due on the earlier of (a) 30 days following the closing of an initial public offering by Zion; (b) the determination by the Board of Directors of Zion that Zion had raised funds in sufficient amounts to enable Zion to conduct operations prior to the closing of an initial public offering without need for recourse to the loan facility; or (c) the date or dates the principal amount of the monies advanced to Cimarron under the Bank One facility was due.  At the time the terms of the Bank One facility to Cimarron were amended, the terms of Cimarron's loan facility to Zion were likewise amended to convert the loan principal outstanding on September 30, 2003 of $50,000 into a 100 month term loan repayable monthly commencing November 15, 2003 in $500 monthly principal repayments, plus interest, with Cimarron having the option commencing January 15, 2005 to call the loan in whole or in $5,000 increments on 30 days notice.  In connection with the conversion of the Cimarron loan to Zion to a 100 month term loan, an option which had been granted to Cimarron to convert $50,000 of the loan principal into 50,000 shares of common stock was severed from the note and became a stand-alone option allowing Cimarron to purchase 50,000 shares of common stock at $1.00 per share for cash or other consideration.  Effective September 30, 2003, Cimarron exercised the option in consideration for the forgiveness of $50,000 of amounts payable to Cimarron on account of its providing Mr. Soltero's services to the company during the period prior to January 1, 2004.  Cimarron transferred the shares to Mr. Soltero.  As of October 31, 2004, the outstanding balance of the note was $43,500.

The terms of Mr. Soltero's employment agreement in effect prior to his appointment as Chief Executive Officer continue as they were, except that commencing October 1, 2004, Mr. Soltero's annual salary was increased to $250,000 from $200,000. Additional terms of Mr. Soltero's employment agreement, which was signed effective January 1, 2004, include:

* Indemnification for acts other than willful misconduct.

* Five-year term (commencing January 1, 2004), renewable annually thereafter automatically to the age of 70 (subject to notice of termination given by either party to the other 180 days prior to the end of any term), terminable by death, severe disability, or for willful misconduct as determined by final judicial decision.

* Termination without cause upon payment of remainder of contract term plus six months salary; if termination follows change of control, then entitlement to remainder of term plus 42 months.

* Package of medical, life and disability insurance with monthly premium expense of approximately $2,000.

* Upon establishment, a 10% participation in the company's long-term management incentive plan, which may be structured as an employees' royalty pool, to be funded by the equivalent of a 1.5% overriding royalty interest (after payout of investment on a well by well basis) in the wells to be drilling by the company.

Following his past practice, until such time as the company's financial condition permits, Mr. Soltero continues to defer substantial amounts of his salary and does not receive the insurance package to which he is entitled. Through October 31, 2004, Mr. Soltero has not received any salary for the year 2004 and has deferred salary for this period in the amount of $170,833. For the period of his employment by the company prior to 2004 pursuant to a management arrangement with Cimarron Resources, Inc., Cimarron is currently owed $45,037, Cimarron having received in 2004 directly or indirectly  $85,030  (of which $40,000 was in cash and $45,030 was in the form of shares of common stock issued by way of exercise of warrants, see paragraph 3 of Item 3.02 above) on account of Mr. Soltero's pre-2004 services to the company.

Effective October 1, 2004, Ms. Karen Soltero, Mr. Eugene Soltero's daughter, was retained on a part time basis as Director of Marketing/Investor & Public Relations at an annual salary of $48,000. Ms. Soltero will report to Mr. Brown as Chairman of the company. Ms. Soltero holds a Master of Business Administration with a concentration in Marketing and Strategy from the Peter F. Drucker School of Management of Claremont University and a Bachelor of Arts degree (Cum Laude) in Theatre Arts from UCLA. Ms. Soltero's employment by the company as Director of Marketing/Investor & Public Relations has been reviewed and approved by the Audit Committee.

Prior to her employment as Director of Marketing/Investor & Public Relations, from January through September 2004, as a consultant to the company, Ms. Soltero served as Manager of Shareholder Relations for an hourly consulting fee of $35. During this eight-month period, Ms. Soltero was paid $23,716 in consulting fees. From November 2001 through December 2003, Ms. Soltero periodically provided marketing services, including web site design, brochure design, document rewriting and Edgarizing services, to the company at $25-$35 an hour. During this 26-month period she was paid approximately $16,000 by the company.

On September 28, 2004, in recognition for her services in connection with the company's attempted Initial Public Offering (terminated on August 31, 2004), the Board awarded Ms. Soltero a deferred bonus of $10,000 to be paid in cash or shares of common stock of the company valued at $4.00 per share to be paid at such time as management deems it appropriate, provided that, if paid in shares of stock, the shares may be legally issued without limiting the company's ability to benefit from exemptions from registration under the securities laws. The bonus has not yet been paid.

3.  Appointment of Robert Render as a New Director.  On Sept. 28, 2004, the company's board of directors at its Annual Meeting appointed Mr. Robert Render as a Class I director with a term to expire at the 2006 Annual Meeting of the Shareholders.

Mr. Render, 75 years old, served from 1994 to 2002 as Chairman and CEO of the Green Thumb Companies and Milburn Peat, manufacturers and distributors of peat moss, soils and mulches for the lawn garden industries. Prior thereto, from 1985 to 1992, he was a director of and consultant to Hyponex Corporation (NASDAQ) and thereafter, from 1992 to 1994, he was a consultant to The Scott's Corporation (NYSE), the controlling shareholder of Hyponex. Between 1978 and 1985, Mr. Render served as Chairman, President and Chief Executive Officer of Hyponex Corporation (NASDAQ) previously known as Old Fort Industries. From 1964 until its acquisition by Old Fort Industries in 1969, Mr. Render served as President of Anderson Peat Company and, from 1969 to 1978, as Executive Vice President of Old Fort Industries. From 1952 to 1963, Mr. Render served as Vice President of Sales and Marketing for Sno-Bol Company. In 1957 he founded Render Associates, a national sales company specializing in lawn and garden products which later merged into Anderson Peat Company. In 1962-1963 Mr. Render was President of the Christian Businessmen's Club in Pontiac, Michigan and in 1964-1965, he served as Chairman of the Industrial Group of the United Fund in Pontiac. In 1967-1968, Mr. Render was a member of the Executive Committee of the American Society of Testing and Materials and, in 1969-1970, he served as President of the U.S. Peat Producers Association.

Mr. Render was appointed to serve as a member of the Compensation and Corporate Governance Committees of the board.

Upon his appointment as a director, Mr. Render was awarded warrants to purchase 25,000 shares of common stock of the company exercisable at $4.00 per share at any time through December 31, 2006. As a non-management director, Mr. Render will also receive a $1,000 per month honorarium.

Commencing October 1, 2004, Mr. Render was retained by the company as a consultant to render marketing, financial and management services as the company may from time to time request in consideration of a $2,500 monthly retainer fee. Mr. Render's retention as a consultant was approved by all members of the Board participating in the Sept. 28 Annual Meeting of the Board, including three of the company's four independent directors, being all of the independent directors present at the meeting.

Other than set forth above, there have been no material transactions between the company and Mr. Render except as described below:

On July 30, 2004 and August 25 and 31, 2004, pursuant to a loan agreement dated June 30, the Robert E. Render Trust, a trust controlled by Mr. Render (the "Render Trust"), loaned the company $100,000, $80,000 and $20,000 respectively ($200,000 in the aggregate) (each such loan, a "Render Loan" and, collectively the "Render Loans".) Each Render Loan bore interest at the rate of 10% annually and was due on March 2, 2005, subject to Mr. Render's right to convert each Render Loan into a five year amortized term loan. In connection with each Render Loan, the company granted the  Render Trust a warrant to purchase respectively 20,000, 16,000 and 4,000 (40,000 in the aggregate) shares of common stock of the company at $3.00 per share, exercisable at any time between January 1 and December 31, 2006. On September 30, 2004, the Render Trust forgave all of the Render Loans in consideration for 50,000 shares of common stock of the company and warrants to purchase 20,000 shares of common stock of the company at $5.00 per share, exercisable at any time through December 31, 2006.

4.  Appointment of Richard Rinberg as a New Director.  On November 4, 2004, the company's board at a Special Meeting appointed Mr. Richard Rinberg as a Class II Director with a term to expire at the 2007 Annual Meeting of the Shareholders.

Mr. Rinberg, 51 years old, has since 1996 been a private investor and manager of his own and family funds. From 1979 through 1996, he served as Managing Director of the "Rinberg Group," a corporate group based in England active in the casting of precious metals for the jewelry industry, jewelry manufacturing, property development and securities trading. In the early 1980s Mr. Rinberg was elected a Member of the London Diamond Bourse, and in 1987 he was elected an Underwriting Member at Lloyd's of London Insurance Market. Between 1975 and 1978, Mr. Rinberg was on the staff of Spicer & Pegler (Chartered Accountants); and in 1978 he was admitted as a Member of The Institute of Chartered Accountants in England and Wales. Mr. Rinberg holds a Bachelor of Science Honors Degree in Mathematics from the University College, University of London. He is currently a member of the International Executive Committee of Beit Issie Shapiro, a charitable organization based in Ra'anana, Israel that helps developmentally disabled children.

Mr. Rinberg was appointed to serve as a member of the Nominating Committee of the board.

Upon his appointment as a director, Mr. Rinberg was awarded warrants to purchase 25,000 shares of common stock of the company exercisable at $4.00 per share at any time through December 31, 2006. As a non-management director, Mr. Rinberg will also receive a $1,000 per month honorarium.

Other than set forth above, there have been no material transactions between the company and Mr. Rinberg except as set forth below:

On February 28, 2004, pursuant to a loan agreement dated February 17, 2004, Mr. Rinberg loaned the company $100,000 (the "Rinberg Loan"). The Rinberg Loan bore interest at 10% annually and was due on February 28, 2005, subject to pre-payment in certain circumstances. In connection with the Rinberg Loan, the company granted Mr. Rinberg a warrant to purchase 10,000 shares of common stock of the company at $3.00 per share, exercisable at any time prior to December 31, 2005. On September 30, 2004, Mr. Rinberg forgave the Rinberg Loan and the accrued interest thereon and in consideration therefore and an additional cash amount of $4,167, was issued 27,500 shares of common stock of the company and warrants to purchase 11,000 shares of common stock at $5.00 per share exercisable at any time through December 31, 2006. In connection with placing two other loans of $100,000 each in February 2004, Mr. Rinberg was paid a finder's fee in the amount of 2,500 restricted shares of common stock of the company valued at $7,500. Mr. Rinberg invested $10,000 in the company's Series A Convertible Preferred stock offering in February 2003 and, in September 2003, for $7,500 exercised warrants to purchase 5,000 shares issued in connection with said offering.

Item 5.03--Amendments to Bylaws

At the Annual Meeting of the Board on September 28, 2004, the company amended, effective the date of meeting, its Bylaws as follows:

(a) Section 2 of Article III of the Bylaws was amended to increase the maximum number of directors of the company from nine (9) to eleven (11); and

(b) Section 5 of Article V of the Bylaws was amended by redefining the responsibilities of the chairman of the company so as to clarify that an officer other than the Chairman could serve as the company's chief executive officer.

Section 9--Exhibits

Exhibit Index

3.1 Amended and Restated Bylaws of Zion Oil & Gas, Inc., effective September 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto dully authorized.

Date:  November 19, 2004

By:  /s/ EUGENE A. SOLTERO

             Eugene A. Soltero

             President & CEO